Exhibit 10-U

                             September 28, 2001


Parlex Corporation
145 Milk Street
Methuen, MA  01844

Attn:  Peter J. Murphy, President

Re:    First Amendment of Loan Agreement dated March 1, 2000

Gentlemen:

      Reference is made to that certain Loan Agreement dated March 1, 2000 (the "Agreement") by and between Parlex Corporation (the "Borrower") and Fleet National Bank (the "Bank"). Notwithstanding any provisions of the Agreement to the contrary, the Agreement is hereby amended, effective immediately, as follows:

      1. All capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Agreement.

      2. Section 1.2 of the Agreement is hereby deleted in its entity and the following new Subsection 1.2 substituted therefor as follows:

            "1.2   The Revolving Loan shall be evidenced by a Revolving
      Line of Credit Note executed by the Borrower made payable to the Bank dated September ____, 2001, as the same may be amended, supplemented or superceded, in the maximum principal amount of $15,000,000.00 (the "Revolving Note")."

      3. Section 1.5 of Agreement is hereby deleted in its entity and the following new Subsection 1.5 substituted therefor as follows:

            "1.5   Prior to the Expiration Date (as defined below), the
      Borrower shall pay to the Bank quarterly in arrears, commencing on January 1, 2002 and continuing on the first day of each April, July, October and January thereafter, an unused line fee in an amount equal to one-half of one (2%) percent per annum (calculated on the basis of the actual number of days elapsed and a 360-day year) of the average daily unused principal amount of the Revolving Loan for the preceding calendar quarter. This unused line fee shall revert to one quarter of one (1/4%) percent if the ratio of the Borrower's Senior Funded Indebtedness to EBITDA (as defined in Section 4.13 of the Agreement) is less than or equal to 2.0 to 1 on the last day of the immediately preceding fiscal quarter of the Borrower (commencing with the fiscal quarter ending June 30, 2002 and provided that no Event of Default, including, without limitation failure to adhere to any of the other financial covenants contained in Section 4 of the Agreement has occurred and has not been waived or cured as of the applicable testing date);"

      4. Section 1.8 of the Agreement is hereby deleted in its entity and the following new Subsection 1.8 substituted therefor as follows:

            "1.8   No advance under the Revolving Loan will be made after
                    December 31, 2003 (the "Expiration Date")."

      5. Section 3.4 of Agreement is hereby deleted in its entity and the following new Subsection 3.4 substituted therefor as follows:

            "3.4   The Borrower will, at reasonable times, furnish the
      Bank with such information and statements as the Bank may reasonably request, including without limitation, quarterly (within 45 days of the end of each fiscal quarter) accounts receivable agings and other internally generated financial reports and copies of all financial statements and reports that it shall send or make available its stockholders."

      6. Section 3.6 of the Agreement is hereby amended to indicate that at the time Borrower submits its annual financial statements to Bank, Borrower shall also submit its financial projections for the next fiscal year to Bank in form and content satisfactory to Bank.

      7. Section 4.7 of the Agreement is hereby deleted in its entity and the following new Subsection 4.7 substituted therefor as follows:

            "4.7   Except as set forth on Exhibit A, the Borrower will not
      grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to any of its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness, except for purchase money security interests in the Borrower's equipment. In addition, the Borrower will not agree with or confirm to any entity, including any lender, supplier or affiliate of Borrower, other than the Bank, that it will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to its assets, tangible or intangible, whether now owned or hereafter acquired, or subject any of such assets to the prior payment of any indebtedness, or transfer in any manner any of such assets with the intent or purpose, directly or indirectly, of subjecting such assets to the payment of indebtedness, except for purchase money security interests in the Borrower's equipment."

      8.    Sections 4.9, 4.10, 4.11, 4.12, 4.13 and 4.14 of the Agreement
are hereby deleted in their entity and the following new Sections 4.9 thru and including 4.17 substituted therefor as follows:

            "4.9   (Minimum Current Ratio).  The Borrower will not permit
      the ratio of its current assets to its current liabilities, determined on a consolidated basis, to be less than 2.0 to 1 as at the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001.

            4.10 (Minimum Tangible Net Worth). The Borrower will not permit its tangible net worth, determined on a consolidated basis, to be less than $74,000,000.00 as at the last day of the fiscal quarter ending September 30, 2001 or less than $74,000,000.00 plus fifty (50%) percent of the prior quarter's net income for each subsequent fiscal quarter thereafter (without reduction for any losses sustained in any fiscal quarter). The term "tangible net worth" shall mean stockholders' equity determined in accordance with generally accepted accounting principles, consistently applied, subtracting therefrom:
      (i) intangibles (as determined in accordance with such principles so applied), including, without limitation, goodwill, purchased technology and capitalized software development costs; and (ii) accounts and indebtedness owing from any employee or parent, subsidiary or other affiliate.

            4.11  (Maximum Total Liabilities to Tangible Net Worth
      Ratio). The Borrower will not permit the ratio of its total liabilities (including, without limitation, all deferred taxes and contingent liabilities such as guarantees) to its tangible net worth, determined on a consolidated basis, to be more than 1.0 to 1 as at the last day of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending September 30, 2001.

            4.12 (Minimum Interest Coverage Ratio). The Borrower will not permit the ratio of its: (a) net operating profit (earnings before interest and taxes) to (b) interest expense to be less than
      3.0 to 1 for the fiscal quarter ending March 31, 2002 or less than
      3.0 to 1 for twelve-month period ending on the last day of any fiscal quarter thereafter.

            4.13 (Maximum Senior Funded Indebtedness to EBITDA). The Borrower will not permit the ratio of its senior indebtedness to its EBITDA, determined on a consolidated basis, to be more than 2.0 to 1 for the twelve-month period ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2002. The term "EBITDA" as used herein, shall mean, for the applicable period, income from operations before the payment of interest and taxes, plus depreciation and amortization. Prior to the Expiration Date, outstanding balances under the Revolving Loan shall not be considered current maturities of long term indebtedness.

            4.14 (Maximum Net Loss). The Borrower will not sustain a net loss in excess of $1,200,000.00 for the fiscal quarter ending September 30, 2001.

            4.15 (Minimum Net Income). The Borrower's net income after taxes will not be less than $1.00 for any fiscal quarter commencing with the fiscal quarter ending December 31, 2001.

            4.16 (Maximum Capital Expenditures). The Borrower will not permit Borrower's Capital Expenditures to exceed $8,000,000.00 for any fiscal year of Borrower, commencing with the fiscal year ending June 30, 2002. The term "Capital Expenditures" as used herein means, for any period, the aggregate amount of all expenditures for the acquisition, construction, replacement or purchase of Capital Assets and Intangible Assets, including, but not limited to, expenditures under Capital Leases. The term "Capital Assets" as used herein means assets that according to generally accepted accounting principles consistently applied are required or permitted to be depreciated or amortized on Borrower's balance sheet. The term "Intangible Assets" as used herein means assets that according to generally accepted accounting principles consistently applied are properly classified as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights. The term "Capital Leases" as used herein means capital leases, conditional sales contracts and other title retention agreements related to the purchase or acquisitions of Capital Assets. In calculating Capital Expenditures, Borrower will be assessed the value of Borrower's capital expenditures for Borrower's Chinese Joint Venture (the Joint Venture") times Borrower's percentage interest in such Joint Venture. Furthermore, capital equipment being transferred (or sold) from Borrower's locations to China will be excluded in calculating Borrower's Capital Expenditures for purposes of this covenant.

            4.17 All accounting terms not otherwise specifically defined herein shall be construed and interpreted in accordance with generally accepted accounting principles consistently applied."

      9. Exhibit A and Exhibit B of Agreement are hereby deleted in their entity and Exhibit A and Exhibit B attached hereto are substituted therefor.

      Except as specifically amended hereby, the Agreement shall remain in full force and effect, and the Borrower hereby reaffirms all representations and warranties contained therein, as of date hereof.

      Please acknowledge your acceptance and agreement to the matters contained herein by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.


                                   Very truly yours,

                                   FLEET NATIONAL BANK


                              By:  /s/ Thomas F. Brennan
                                   ----------------------------------------
                                   Thomas F. Brennan, Senior Vice President

ACCEPTED AND AGREED TO:
PARLEX CORPORATION


By:  /s/ Peter J. Murphy
     -----------------------------
     Peter J. Murphy, President